UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

TPI Composites, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd., Gainey Center II, Suite 100
Scottsdale, Arizona 85253
(Address of principal executive offices, including zip code)

480-305-8910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Convertible Notes and Indenture

On March 3, 2023, TPI Composites, Inc. (the “Company”) issued $132,500,000 aggregate principal amount of its 5.25% Convertible Senior Notes due 2028 (the “Notes”). Pursuant to the purchase agreement between the Company and the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $17,500,000 principal amount of Notes. The Notes issued on March 3, 2023 include $17,500,000 principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.

The Notes are the Company’s senior unsecured obligations. The Notes were issued pursuant to an Indenture, dated March 3, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on March 15, 2028, unless earlier converted, redeemed, or repurchased. The Notes will bear interest at a rate of 5.25% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. Before September 15, 2027, noteholders will have the right to convert their Notes in certain circumstances and during specified periods. From and after September 15, 2027, the Notes will be convertible at the option of the noteholders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle any conversions of Notes by paying or delivering, as applicable, cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the Notes will initially be 66.5425 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $15.03 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 30.0% over the $11.56 per share last reported sale price of the Common Stock on The Nasdaq Global Market on February 28, 2023. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to March 20, 2026. The Company may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2026 and prior to the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

Copies of the Indenture and the form of the Notes are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On February 28, 2023, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain initial purchasers of the Notes or their respective affiliates and certain other financial institutions (the “Option Counterparties”). On March 1, 2023, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional privately negotiated capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of the Common Stock that underlie the Notes. The Capped Call Transactions are expected generally to reduce or offset the potential dilution to the Common Stock upon conversion of any Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $23.12 per share, which represents a premium of 100% over the last reported sale price of the Common Stock on The Nasdaq Global Market of $11.56 per share on February 28, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

A copy of the form of call option transaction confirmation relating to the Capped Call Transactions is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock. Initially, a maximum of 11,461,925 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 86.5051 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 28, 2023, the holders of the Company’s Series A Preferred Stock held a special meeting to approve, among other things, the Company’s issuance and sale of the Notes and the Company’s entry into the Capped Call Transactions and its performance of its obligations thereunder.

Item 8.01.	Other Events.

On February 27, 2023, the Company issued a press release announcing its intention to offer $100.0 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

On February 28, 2023, the Company issued a press release announcing the pricing of its upsized offering of $115.0 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 3, 2023, between TPI Composites, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 5.25% Convertible Senior Notes due 2028 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

99.1	Launch Press Release, dated February 27, 2028.

99.2	Pricing Press Release, dated February 28, 2028.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2023

TPI COMPOSITES, INC.

By:	/s/ Ryan Miller
Ryan Miller
Chief Financial Officer